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                                                                     EXHIBIT 2.4
                      ASSIGNMENT AND ASSUMPTION OF LEASE;
                       ACKNOWLEDGMENT AND CONSENT THERETO

        This ASSIGNMENT AND ASSUMPTION OF LEASE, dated October 18, 1999 for reference purposes only, is by and between U.S. CELLULOSE CO., a California corporation ("Tenant"), and FREDERICK PARKINSON ("Tenant's Assignee").

                                    RECITALS

        1. Tenant is the lessee under that certain Standard
Industrial/Commercial Single-Tenant Lease -- Gross, dated September 21, 1999 (the "Lease"), by and between Fred Yrueta ("Landlord") and Tenant, pursuant to which Tenant has leased from Landlord those certain premises commonly known as 530 Parrott Street, San Jose, California (the "Property").

        2. Tenant, Tenant's Assignee and Alternative Materials Technology, a Nevada corporation, have entered into that certain Stock Purchase Agreement, dated October 15, 1999 (the "Agreement"), pursuant to which Tenant has agreed to assign and delegate to Tenant's Assignee, and Tenant's Assignee has agreed to accept all of Tenant's right, title and interest, and all of Tenant's obligations, under the Lease, as set forth herein.

                       ASSIGNMENT AND ASSUMPTION OF LEASE

               NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, Tenant and Tenant's Assignee hereby agree as follows:

        1. EFFECTIVE DATE. This Assignment and Assumption of Lease shall be deemed effective as of December 1, 1999 (the "Effective Date").

        2. ASSIGNMENT OF LEASE. Effective as of the Effective Date, Tenant hereby assigns, sells and conveys and otherwise transfers to Tenant's Assignee all of Tenant's right, title and interest, and delegates all of Tenant's obligations, as lessee in and to the Lease including, without limitation, any security deposit and/or prepaid rent held by Landlord, and all rights of first refusal, options and/or similar rights contained in the Lease, together with all buildings, structures and improvements located on the Property (collectively, the "Premises").

        3. ASSUMPTION OF LEASE. Tenant's Assignee hereby accepts all of Tenant's right, title and interest in and to the Lease and the Premises and assumes and agrees to pay, perform and observe each and every obligation, covenant, agreement and condition to be paid, performed or observed by the lessee pursuant to the Lease arising on and after the Effective Date of this Assignment including, without limitation, all liabilities of the Tenant that may accrue if the Landlord refuses to consent to the assignment of Tenant's right, title and interest in the Lease to Tenant's Assignee as provided herein.

        4. CONSENT OF LANDLORD. The parties hereto acknowledge and agree that the consent of Landlord to the foregoing assignment of Tenant's right, title and interest in the Lease to Tenant's Assignee and the corresponding acceptance thereof and assumption of Tenant's obligations, terms, covenants, conditions and agreements made under the Lease by Tenant's


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Assignee, is required under the Lease. Tenant's Assignee agrees to use its best efforts to obtain such consent of Landlord. Tenant agrees to waive the condition that Landlord's consent be obtained prior to Closing (as defined in the Agreement) in reliance on the agreements of Tenant's Assignee set forth in
Section 3 above and in this Section 4, and provided that Tenant's Assignee executes and delivers this Assignment and Assumption of Lease at Closing.

        5. RENT FOR OCTOBER AND NOVEMBER 1999. Tenant's Assignee hereby represents and warrants to Tenant that the amount of rent under the Lease for the months of October 1999 and November 1999 is Six Thousand Seven Hundred Fifty Dollars ($6,750) per month.

        6. WAIVER OF RIGHTS UNDER LEASE. Tenant hereby waives any first refusal, option or similar rights under the Lease in connection with the foregoing assignment of Tenant's right, title and interest in the Lease to Tenant's Assignee and the corresponding acceptance thereof and assumption of Tenant's obligations, terms, covenants, conditions and agreements made under the Lease by Tenant's Assignee.

        7. COUNTERPARTS. This Assignment and Assumption of Lease may be signed simultaneously in multiple counterparts, each of which shall be deemed an original (including copies sent to a party by facsimile transmission), but all of which taken together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, Tenant and Tenant's Assignee have executed this Assignment and Assumption of Lease as set forth below.

                                       TENANT:

                                       U.S. CELLULOSE CO., a California
                                       corporation


        Dated: October 18, 1999        By: /s/ FREDERICK PARKINSON
                                         ----------------------------------
                                       Name:  Frederick Parkinson
                                       Title:  President/Secretary

                                       TENANT'S ASSIGNEE:


        Dated: October 18, 1999        By: /s/ FREDERICK PARKINSON
                                         ----------------------------------
                                       Frederick Parkinson

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                           ACKNOWLEDGMENT AND CONSENT

               This ACKNOWLEDGMENT AND CONSENT is made by FRED YRUETA ("Landlord") with respect to the foregoing Assignment and Assumption of Lease.

        8. CONSENT TO ASSIGNMENT. Landlord hereby approves and consents to the foregoing assignment of Tenant's right, title and interest in the Lease and the Premises to Tenant's Assignee and the corresponding acceptance thereof and assumption of Tenant's obligations, terms, covenants, conditions and agreements made under the Lease by Tenant's Assignee. Landlord's consent to the assignment of Tenant's right, title and interest in and to the Lease set forth herein shall not be construed as a waiver of Landlord's right to reasonably refuse consent to any future proposed assignment nor as a waiver of any other rights which Landlord is provided under the Lease upon the occurrence of any proposed or purported future assignments or subletting of the Premises.

        9. WAIVER. Landlord hereby waives any first refusal, option or similar rights under the Lease in connection with the foregoing assignment of Tenant's right, title and interest in the Lease to Tenant's Assignee and the corresponding acceptance thereof and assumption of Tenant's obligations, terms, covenants, conditions and agreements made under the Lease by Tenant's Assignee.

           IN WITNESS WHEREOF, Landlord has executed this Acknowledgment and Consent as set forth below

                                               LANDLORD:


        Dated: October 18, 1999                /s/ FRED YRUETA
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                                               Fred Yrueta
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